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                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS        EXHIBIT 99.1
                              OF XTRA CORPORATION
                               NOVEMBER 27, 1998

  The undersigned hereby constitutes and appoints Robert B. Goergen and Lewis Rubin, and each of them with full power of substitution, as proxies to vote and act at the Special Meeting of Stockholders of XTRA Corporation (the "Company") initially called to be held on November 27, 1998 at 10:00 a.m. Eastern Standard Time at the offices of Ropes & Gray, 36th Floor, One International Place, Boston Massachusetts, and at any adjournments or postponements thereof with respect to the number of shares of capital stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxy, or any substitute (i) to vote on the proposals specified below as directed below by the undersigned, all such matters being as described in the
accompanying Proxy Statement/Prospectus, dated [     ], receipt of which is
acknowledged and (ii) to vote on any matters which may come before the meeting, in such manner as they may determine. All proxies heretofore given by the undersigned in respect of said Special Meeting are hereby revoked.

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED IN THE BOXES PROVIDED BELOW, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS, AND, IN THE DISCRETION OF THE NAMED PROXIES, AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.
1. To approve and adopt an Agreement and Plan of Merger and Recapitalization (the "Recapitalization Merger Agreement") dated as of June 18, 1998, as amended and restated as of July 31, 1998, by and between Wheels MergerCo LLC ("MergerCo") and the Company, the merger of MergerCo with and into the Company contemplated thereby and other such matters as are reasonably necessary or advisable for the consummation of the transactions contemplated in the Recapitalization Merger Agreement. The Recapitalization Merger Agreement provides, among other things, that the owner of each outstanding share of common stock, par value $.50 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the effective time of the Merger (other than shares of Company Common Stock owned by the Company or any subsidiary of the Company, which will be cancelled and retired, and other than shares of Company Common Stock subject to appraisal rights) can elect either to receive $65.00 in cash (the "Cash Consideration") for that share or to retain that share, with cash to be paid in lieu of fractional shares of Company Common Stock. This election is subject to proration so that upon consummation of the Merger, the existing holders of the Company Common Stock will retain 500,000 shares of the Company Common Stock (constituting approximately 3% of shares currently outstanding and 10% of the Company Common Stock after the Merger) and will receive $65.00 per share in cash for the balance of the Company Common Stock (approximately 97% of shares currently outstanding). Holders of Company Common Stock electing to retain shares of Company Common Stock will have to properly complete and sign a form of election (the "Form of Election") and such Form of Election, together with all certificates representing shares of Company Common Stock, must be received by Boston Equiserve by 5:00 p.m., Boston time, on the second business day next preceding the date of the Special Meeting.
                           FOR    AGAINST    ABSTAIN
                          [_]   [_]     [_]

2. To approve the 1998 XTRA Corporation Stock Option and Incentive Award Plan.

                           FOR    AGAINST    ABSTAIN
                          [_]   [_]     [_]

  Please sign exactly as your name(s) appears on your stock certificate. When signing as attorney, executor, administrator, trustee, or guardian, please sign your name and full title as such. Each joint owner should sign.

--------------------------------   Date: ______________________________________
Name of Stockholder (please print)

                                   Signature(s): ______________________________